Exhibit 10.1

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	GENESIS BIOPHARMA, INC.
(FORMERLY FREIGHT MANAGEMENT CORP.)

Purchase of Common Stock

1.             SUBSCRIPTION

1.1           The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase ________________ shares of common stock (the “Shares”) of Genesis Biopharma, Inc., a Nevada corporation (the “Company”), at a subscription price of $1.00 per Share, for a total purchase price of US$___________ (the “Subscription Proceeds”), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein (such subscription and agreement to purchase being the “Subscription”).

1.2           The Subscription may be rejected in whole or in part by the Company, in its sole and absolute discretion for any cause or for no cause.  Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

1.3           Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

1.4           The Subscriber acknowledges that the offering of Shares contemplated hereby is part of a private placement by the Company of up to an aggregate subscription level of $1,100,000 (the “Offering”).  Notwithstanding the foregoing, the Company reserves the right to increase the subscription level.

2.             PAYMENT

2.1           The Subscription Proceeds must accompany this Subscription and shall be wired directly to the Company in accordance with the wire instructions attached hereto as Schedule A.

2.2           In the event that this Subscription Agreement is not accepted by the Company for whatever reason within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

3.             DOCUMENTS REQUIRED FROM SUBSCRIBER

3.1           The Subscriber must complete, sign and return to the Company or its legal counsel, as directed by the Company, an executed copy of this Subscription Agreement.

3.2           The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as the Company may require to comply with applicable securities laws or any regulatory authorities.

4.             CLOSING

4.1           Closing of the offering of the Shares (the “Closing”) shall occur on or before October 29th, 2010, or on such other date as may be determined by the Company (the “Closing Date”), and may occur in multiple closings as the Company may determine.

5.             REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

5.1           The Subscriber hereby makes the following representations and warranties to the Company:

(a)
The Subscriber understands that the Shares have not been registered under the Securities Act, or any state securities laws, in reliance upon exemptions from regulation for non-public offerings.  The Subscriber understands that the Shares or any interest therein may not be, and agrees that the Shares or any interest therein will not be, resold or otherwise disposed of by the undersigned unless the Shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available;

(b)
The Subscriber is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares;

(c)
The Subscriber, or its purchaser representative, within the meaning of Regulation D, Rule 501(h), promulgated by the Securities and Exchange Commission (its “Purchaser Representative”), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Subscriber or its Purchaser Representative, can protect its own interests.  The Subscriber or its Purchaser Representative has such knowledge and experience in financial and business matters so that the Subscriber or its Purchaser Representative is capable of evaluating the merits and risks of its investment in the Company;

(d)
The Subscriber understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks.  The Subscriber can bear the economic risk of the Subscriber’s investment and is able, without impairing the Subscriber’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of such Investor’s investment;

(e)
The Subscriber has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Subscription Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Subscription Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction.  The Subscriber believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares.  The Subscriber understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description.  The Subscriber acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  The Subscriber also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment;

(f)
The Subscriber is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.;

(g)
The residency of the Subscriber (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Subscriber’s signature page to this Subscription Agreement;

(h)
The Subscriber has all requisite power and authority to execute and deliver the Subscription Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Subscription Agreement.  All action on the part of the Subscriber necessary for the authorization, execution, delivery and performance of the Subscription Agreement, and the performance of all of the Subscriber’s obligations under the Subscription Agreement, has been taken or will be taken prior to the Closing;

(i)
The Agreement, when executed and delivered by the Subscriber, will constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their terms except: (i) to the extent that any indemnification provisions contained herein may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity;

(j)
No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Subscriber in connection with the execution and delivery of the Subscription Agreement by the Subscriber or the performance of the Subscriber’s obligations hereunder;

(k)
The Subscriber has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Subscription Agreement.  With respect to such matters, the Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  The Subscriber understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Subscription Agreement;

(l)
the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(m)	The Subscriber has been informed of and understands the following:

(i)	There are substantial restrictions on the transferability of the Shares;

(ii)	No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Shares;

(n)
None of the following information has ever been represented, guaranteed, or warranted to the Subscriber, expressly or by implication by any broker, the Company, or agent or employee of the foregoing, or by any other person:

(i)	The approximate or exact length of time that the Subscriber will be required to remain a holder of the Shares;

(ii)	The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in the Company;

(iii)
That the past performance or experience of the Company, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Company or the return on the investment;

(o)
The Subscriber has not distributed any information relating to this investment to anyone other than his purchaser representative, if any, and no other person except such personal representative and the Subscriber  has used this information;

5.2           Each Subscriber who is a Non-U.S. person (as defined herein) hereby represents and warrants to the Company as follows:

(a)	This Agreement is made by the Company with such Subscriber who is a Non-U.S. person in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section 5.2;

(b)	Such Non-U.S. person has been advised and acknowledges that:

(i)	the Shares have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(ii)	in issuing and selling the Shares to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;

(iii)
it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. person until the expiration of a period of one year following the Closing Date; notwithstanding the foregoing, prior to the expiration of one year after the Closing (the “Restricted Period”), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either:  (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person;

(iv)
As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

A.	a natural person resident in the United States;

B.	any partnership or corporation organized or incorporated under the laws of the United States;

C.	any estate of which any executor or administrator is a U.S. person;

D.	any trust of which any trustee is a U.S. person;

E.	any agency or branch of a foreign entity located in the United States;

F.	any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

G.	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

H.
a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(c)	Such Non-U.S. person agrees that with respect to the Shares until the expiration of the Restricted Period:

(i)
such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either:  (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(ii)	such Non-U.S. person shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. person agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(d)
Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(e)
Such Non-U.S. person:  (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(f)
At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.

(g)	Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(h)
Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 5.2 and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(i)
If the Subscriber is not a United States person, such Subscriber hereby represents that such Subscriber is satisfied as to the full observance of the laws of such Subscriber’s jurisdiction in connection with any invitation to subscribe for the Shares, including (i) the legal requirements within such Subscriber’s jurisdiction for the purchase of Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities.  Such Subscriber’s subscription and payment for, and such Subscriber’s continued beneficial ownership of, the Shares, will not violate any applicable securities or other laws of such Subscriber’s jurisdiction.

6.             REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON BY THE COMPANY

6.1           The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

7.             LEGENDING OF SUBJECT SHARES

7.1           The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

7.2           The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

8.             COLLECTION OF PERSONAL INFORMATION

8.1           The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering.  The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company’s registrar and transfer agent, (c) regulatory authorities and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering.  By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing.

9.             "PIGGYBACK" REGISTRATION

9.1           If at any time the Company shall determine to register any of its common stock other than pursuant to (A) a registration relating solely to the sale of securities to participants in a Company employee benefits plan, (B) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares issued pursuant to this Subscription Agreement (such shares of the Company’s common stock, for purposes of this Section 9 only, "Registrable Shares"), (C) a registration relating to securities issued in connection with an acquisition by the Company, or (D) a registration in which the only the Company’s common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), it shall send to the Subscriber written notice of such determination and, if within twenty (20) days after receipt of such notice, the Subscriber shall so request in writing, the Company shall use its commercially reasonable best efforts to include in such registration all or any part of the Registrable Shares that the Subscriber requests to be registered.

9.2           If such registration involves an underwritten public offering and the managing underwriter determines in its sole discretion that marketing factors require a limitation on the number of shares that may be included in the registration, the number of shares to be included in such registration shall be apportioned as follows: First, the common stock held by officers and directors of the Company shall be excluded to the extent required by such limitation. Second, the Registrable Shares requested to be registered by the Subscriber and other subscribers in this private placement shall be excluded to the extent required by such limitation. Third, the Company’s common stock requested to be registered by selling stockholders with registration rights other than under this Subscription Agreement shall be excluded to the extent required by such limitation. If the Subscriber disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.

9.3          The Subscriber hereby agrees that he will not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period not to exceed 90 days following the effective date of a registration statement in connection with an underwritten public offering of the Company if so requested by the Company or any representative of its underwriters, and the Subscriber shall enter into such underwriter's standard form of "lockup" or "market standoff' agreement in a form satisfactory to the Company and such underwriter. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of the Subscriber until the end of the lockup period.

9.4          The obligations of the Company to register any of the Subscriber’s Registrable Shares pursuant to this Section 9 shall terminate on the earlier of (i) the sale of such Registrable Shares pursuant to an effective registration statement under the Securities Act, and (ii) if the Subscriber is eligible to sell all of the Subscriber’s Registrable Securities under Rule 144 of the Securities Act within any three month period without volume limitations.

9.             COSTS

9.1           The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

10.          GOVERNING LAW

10.1        This Subscription Agreement is governed by the laws of the State of Nevada and the federal laws applicable therein.

11.          ATTORNEY’S FEES

11.1        In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, all fees, costs and expenses of appeals.

12.          SURVIVAL

12.1        This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

13.          ASSIGNMENT

13.1        This Subscription Agreement is not transferable or assignable.

14.          EXECUTION

14.1        The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

15.          SEVERABILITY

15.1        The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

16.          ENTIRE AGREEMENT

16.1        Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17.          NOTICES

17.1        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber and the Company shall be directed to it at the respective addresses set forth in this Subscription Agreement and the signature pages hereto.

18.          COUNTERPARTS

18.1        This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

(Name of Subscriber - Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

ACCEPTANCE

The above-mentioned Subscription Agreement for the purchase and sale of the Shares to _________________ is hereby accepted by GENESIS BIOPHARMA, INC.

DATED the ____ day of ___________________, 2010.

GENESIS BIOPHARMA, INC.

By:
Name:
Title: